Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
On June 12, 2014, OpenTable, Inc. ("OpenTable") entered into an Agreement and Plan of Merger, or merger agreement, with The Priceline Group Inc. ("The Priceline Group") and Rhombus, Inc. ("Rhombus"), as a result of which OpenTable was acquired by The Priceline Group on July 24, 2014. In accordance with the terms of the merger agreement and the General Corporation Law of the State of Delaware, on July 24, 2014, Rhombus merged with and into OpenTable, with OpenTable continuing as the surviving corporation and a wholly owned subsidiary of The Priceline Group, which is referred to herein as the merger. The accompanying unaudited pro forma combined statements of operations, which we refer to as the pro forma statements of operations, for the six months ended June 30, 2014 and the year ended December 31, 2013 combine the historical consolidated statements of operations of The Priceline Group and OpenTable, giving effect to the merger as if it had been completed on January 1, 2013. The accompanying unaudited pro forma combined balance sheet, which we refer to as the pro forma balance sheet, as of June 30, 2014 combines the historical consolidated balance sheets of The Priceline Group and OpenTable, giving effect to the merger as if it had been completed on June 30, 2014. The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing effect on the combined results of The Priceline Group and OpenTable.
The accompanying unaudited pro forma combined financial statements, which we refer to as the statements, and related notes were prepared using the acquisition method of accounting with The Priceline Group considered the acquirer of OpenTable. In the statements and related notes, the purchase consideration paid in the merger has been preliminarily allocated to the assets acquired and liabilities assumed of OpenTable based upon their estimated fair values as of June 30, 2014. The statements contained herein do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the merger.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated balance sheet of the combined company would have been had the merger occurred on the dates assumed, nor are they necessarily indicative of the combined company's future consolidated results of operations or consolidated balance sheet. The statements are based upon currently available information and estimates and assumptions that The Priceline Group's management and OpenTable's management believe are reasonable as of the date of this Current Report on Form 8-K/A. Any of the factors underlying these estimates and assumptions may change or prove to be materially different, and the estimates and assumptions may not be representative of facts existing upon finalization of the merger.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

	June 30, 2014
(In thousands)	Historical The Priceline Group Inc.	Historical OpenTable, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,503,899	$127,159	$(2,520,880)	(a)	$1,110,178
Restricted cash	15,630	—	—		15,630
Short-term investments	3,660,807	11,672	—		3,672,479
Accounts receivable, net	841,133	25,024	—		866,157
Prepaid expenses and other current assets	380,284	3,905	—		384,189
Deferred income taxes	107,006	20,034	—		127,040
Total current assets	8,508,759	187,794	(2,520,880)		6,175,673
Property and equipment, net	168,681	34,134	—		202,815
Intangible assets, net	976,946	15,267	1,109,733	(b)	2,101,946
Goodwill	1,905,551	81,837	1,582,472	(c)	3,569,860
Deferred income taxes	6,720	17,255	13,490	(d)	37,465
Other assets	33,666	1,002	—		34,668
Total assets	$11,600,323	$337,289	$184,815		$12,122,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$340,903	$4,574	$—		$345,477
Accrued expenses and other current liabilities	555,716	8,184	50,351	(e)	614,251
Accrued compensation	—	5,187	(5,187)	(e)	—
Deferred revenue	—	1,805	(1,805)	(e)	—
Dining rewards payable	—	43,359	(43,359)	(e)	—
Deferred merchant bookings	569,310	—	—		569,310
Convertible debt	41,316	—	—		41,316
Total current liabilities	1,507,245	63,109	—		1,570,354
Deferred revenue - non-current	—	1,579	(1,579)	(f)	—
Deferred income taxes	396,489	—	427,500	(g)	823,989
Income tax liabilities	—	15,445	(15,445)	(f)	—
Other long-term liabilities	106,858	2,941	17,024	(f)	126,823
Convertible debt	1,764,364	—	—		1,764,364
Total liabilities	3,774,956	83,074	427,500		4,285,530

Convertible debt	1,335	—	—		1,335

Stockholders’ equity:
Common stock	480	3	(3)	(h)	480
Treasury stock	(2,084,533)	(74,247)	74,247	(i)	(2,084,533)
Additional paid-in capital	4,703,329	285,278	(273,748)	(j)	4,714,859
Accumulated earnings	5,126,421	40,168	(40,168)	(k)	5,126,421
Accumulated other comprehensive income	78,335	3,013	(3,013)	(l)	78,335
Total stockholders’ equity	7,824,032	254,215	(242,685)		7,835,562
Total liabilities and stockholders’ equity	$11,600,323	$337,289	$184,815		$12,122,427

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	For the six months ended June 30, 2014
(In thousands, except per share data)	Historical The Priceline Group Inc.	Historical OpenTable, Inc.	Pro Forma Adjustments		Pro Forma Combined
Agency revenues	$2,515,540	$—	$—		$2,515,540
Merchant revenues	1,094,251	—	—		1,094,251
Advertising and other revenues	155,586	109,511	—		265,097
Total revenues	3,765,377	109,511	—		3,874,888
Cost of revenues	475,910	—	—		475,910
Gross profit	3,289,467	109,511	—		3,398,978
Operating expenses:
Advertising — Online	1,160,503	—	9,815	(m)	1,170,318
Advertising — Offline	111,500	—	—		111,500
Operations and support	—	29,721	(29,721)	(n)	—
Sales and marketing	139,364	27,301	(19,562)	(o)	147,103
Personnel	416,383	—	46,850	(p)	463,233
General and administrative	164,048	22,827	(14,478)	(q)	172,397
Information technology	47,266	13,019	(9,475)	(r)	50,810
Depreciation and amortization	78,663	—	38,361	(s)	117,024
Impairment of acquired intangibles	—	12,648	—		12,648
Total operating expenses	2,117,727	105,516	21,790		2,245,033
Operating income	1,171,740	3,995	(21,790)		1,153,945
Other income (expense):
Interest income	2,675	—	—		2,675
Interest expense	(34,851)	—	—		(34,851)
Foreign currency transactions and other	(7,746)	(6)	—		(7,752)
Total other income (expense)	(39,922)	(6)	—		(39,928)
Earnings before income taxes	1,131,818	3,989	(21,790)		1,114,017
Income tax (expense) benefit	(224,149)	(3,535)	7,816	(t)	(219,868)
Net income	907,669	454	(13,974)		894,149
Less: net income attributable to noncontrolling interests	—	—	—		—
Net income applicable to common stockholders	$907,669	$454	$(13,974)		$894,149
Net income applicable to common stockholders per basic common share	$17.36	$0.02	$(0.28)		$17.10
Weighted average number of basic common shares outstanding	52,275	23,502	(23,502)	(u)	52,275
Net income applicable to common stockholders per diluted common share	$17.12	$0.02	$(0.29)		$16.85
Weighted average number of diluted common shares outstanding	53,004	24,425	(24,375)	(u)	53,054

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

	For the year ended December 31, 2013
(In thousands, except per share data)	Historical The Priceline Group Inc.	Historical OpenTable, Inc.	Pro Forma Adjustments		Pro Forma Combined
Agency revenues	$4,410,689	$—	$—		$4,410,689
Merchant revenues	2,211,474	—	—		2,211,474
Advertising and other revenues	171,143	190,050	—		361,193
Total revenues	6,793,306	190,050	—		6,983,356
Cost of revenues	1,077,420	—	—		1,077,420
Gross profit	5,715,886	190,050	—		5,905,936
Operating expenses:
Advertising — Online	1,798,645	—	10,763	(m)	1,809,408
Advertising — Offline	127,459	—	—		127,459
Operations and support	—	48,185	(48,185)	(n)	—
Sales and marketing	235,817	41,926	(28,399)	(o)	249,344
Personnel	698,692	—	97,143	(p)	795,835
General and administrative	252,994	33,421	(10,022)	(q)	276,393
Information technology	71,890	20,089	(13,992)	(r)	77,987
Depreciation and amortization	117,975	—	73,216	(s)	191,191
Total operating expenses	3,303,472	143,621	80,524		3,527,617
Operating income	2,412,414	46,429	(80,524)		2,378,319
Other income (expense):
Interest income	4,167	—	—		4,167
Interest expense	(83,289)	—	—		(83,289)
Foreign currency transactions and other	(36,755)	(10)	—		(36,765)
Total other income (expense)	(115,877)	(10)	—		(115,887)
Earnings before income taxes	2,296,537	46,419	(80,524)		2,262,432
Income tax (expense) benefit	(403,739)	(13,034)	30,599	(t)	(386,174)
Net income	1,892,798	33,385	(49,925)		1,876,258
Less: net income attributable to noncontrolling interests	135	—	—		135
Net income applicable to common stockholders	$1,892,663	$33,385	$(49,925)		$1,876,123
Net income applicable to common stockholders per basic common share	$37.17	$1.45	(1.78)		$36.84
Weighted average number of basic common shares outstanding	50,924	23,042	(23,042)	(u)	50,924
Net income applicable to common stockholders per diluted common share	$36.11	$1.39	(1.71)		$35.79
Weighted average number of diluted common shares outstanding	52,413	23,974	(23,962)	(u)	52,425

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

1. Basis of Pro Forma Presentation
The statements and related notes present the pro forma consolidated financial position and results of operations of the combined company formed pursuant to the merger based on the historical financial statements of The Priceline Group Inc. ("The Priceline Group") (formerly known as priceline.com Inc.) and OpenTable, Inc. ("OpenTable") (after giving effect to the merger and adjustments described in these notes, subject to the assumptions and limitations described herein), and are intended to reflect the impact of the merger on The Priceline Group.

The historical financial information of The Priceline Group as of and for the six months ended June 30, 2014 was derived from the unaudited interim consolidated financial statements of The Priceline Group from its Quarterly Report on Form 10-Q for the three months ended June 30, 2014. The historical financial information of The Priceline Group as of and for the year ended December 31, 2013 was derived from the audited consolidated financial statements from The Priceline Group's Annual Report on Form 10-K for the year ended December 31, 2013. OpenTable's audited historical consolidated financial statements as of and for the year ended December 31, 2013 and unaudited interim consolidated financial statements as of and for the six months ended June 30, 2014 are included in this Current Report on Form 8-K/A. These statements should be read in conjunction with such historical financial statements.

The merger will be accounted for under the acquisition method of accounting in accordance with the Accounting Standards Codification (ASC Topic 805, Business Combinations), which we refer to as ASC 805. Under ASC 805, most of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The pro forma statements of operations reflect the merger as if it had been completed on January 1, 2013, and the pro forma balance sheet reflects the merger as if it had been completed on June 30, 2014. The statements and these notes include pro forma adjustments based on preliminary valuations of assets and liabilities of OpenTable. These adjustments are preliminary and may be revised as additional valuation work is performed. The final purchase price allocations will be based on estimated fair value of the assets acquired and the liabilities assumed as of the closing of the merger. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed in determining the final purchase price allocations, The Priceline Group will apply the accounting guidance under generally accepted accounting principles ("GAAP") for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market at the measurement date. The fair value measurements will utilize estimates based on key assumptions in connection with the merger, including historical and current market data.

The pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

2. Estimated Acquisition Consideration for OpenTable
At the effective time of the merger on July 24, 2014, each issued and outstanding share of OpenTable common stock, other than shares owned by stockholders that perfected and did not withdraw a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, were converted into a right to receive an amount of cash equal to $103.00 per share, except for shares then owned by The Priceline Group or Rhombus and shares held in treasury of OpenTable or by any of its wholly owned subsidiaries, which shares were canceled and retired and ceased to exist.

The aggregate weighted average per share price ("VWAP") of The Priceline Group common stock from July 17, 2014 through July 23, 2014 (the five trading day period ending one day prior to the effective date of the merger) was $1,217.82, resulting in an conversion ratio of 0.084577 ($103.00 divided by $1,217.82). The conversation ratio was used to calculate the amount of share awards assumed and the exercise price of options assumed in the merger, pursuant to section 4.05 of the agreement and plan of merger filed June 13, 2014.

Based on OpenTable's shares of common stock and equity awards outstanding as of July 24, 2014, the acquisition consideration is approximately as follows (in thousands):

Preliminary Estimated Acquisition Consideration

Number of shares of OpenTable common stock outstanding at July 24, 2014	23,702
Cash consideration per share per merger agreement	$103.00
Total cash for outstanding OpenTable common stock		$2,441,347

Cash paid for vested stock options (1)		77,178
Pre-combination service attributed to unvested stock awards (1)		11,530
Cash paid for payroll taxes related to vested stock options		1,916
Cash paid for fractional shares of unvested stock awards		439
Total preliminary estimated acquisition consideration		$2,532,410

(1) Under ASC 805, vested and unvested stock awards attributed to pre-combination services are accounted for as purchase price consideration.

3. Preliminary Estimated Purchase Price Allocation
The preliminary purchase price allocation for OpenTable is based on estimates, assumptions, valuations and other studies which have not yet been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the acquisition consideration will remain preliminary until The Priceline Group's management determines the fair values of assets acquired, net of liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed could differ materially from the amounts presented in the unaudited pro forma combined financial statements.
The total preliminary estimated acquisition consideration as shown in the table above is allocated to the tangible and intangible assets and liabilities of OpenTable based on their estimated fair values. As of June 30, 2014, the estimated purchase price allocation was as follows (in thousands):
Estimated Purchase Price Allocation

		OpenTable
Cash and cash equivalents		$127,159
Short-term investments		11,672
Accounts receivable and other current assets		28,929
Accounts payable		(4,574)
Accrued expenses		(58,535)
Property and equipment		34,134
Deferred income taxes – asset		50,779
Other assets		1,002
Deferred income taxes – liability		(427,500)
Other long-term liabilities		(19,965)
Identifiable Intangible assets:
Trade names and domain names	910,000
Customer relationships	200,000
Technology	15,000
Total intangible assets		1,125,000
Goodwill		1,664,309
Preliminary estimated acquisition consideration		$2,532,410

Identifiable intangible assets. Preliminary fair values for the intangible assets were determined based on the relief from royalty method, income approach method, and cost method. The intangible assets identified were trade names and domain names, customer relationships and technology and will be amortized on a straight-line basis over the following useful lives:

Trade names and domain names	20 years
Customer relationships	15 years
Technology	5 years
Goodwill. Goodwill represents the excess of the estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets was the acquired workforce of experienced personnel, synergies in products, technologies, skill sets, operations, customer base, and organizational cultures that can be leveraged to enable us to build a successful combined enterprise. In accordance with ASC Topic 350, Intangibles-Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

4. Pro Forma Adjustments
        The final purchase price allocation may result in different allocations for tangible and intangible assets than presented in the Statements and these notes, and those differences may be material.

Balance Sheet

(a) Cash and cash equivalents	June 30, 2014 (000's)
To reflect cash consideration paid to OpenTable common shareholders	$(2,441,347)
To reflect cash consideration paid to holders of employee and non-employee OpenTable stock options	(77,178)
To reflect cash consideration paid for payroll taxes related to vested stock options	(1,916)
To reflect cash consideration paid to holders of fractional Priceline Group unvested stock awards received in the exchange of OpenTable stock awards	(439)
Total adjustments to cash and cash equivalents	$(2,520,880)

(b) Intangible assets, net	June 30, 2014 (000's)
To record fair value of acquired intangibles such as trade names and domain names, customer relationships and technology	$1,125,000
To reverse net book value of existing OpenTable intangible assets	(15,267)
Total adjustments to intangible assets, net	$1,109,733

(c) Goodwill	June 30, 2014 (000's)
To adjust for purchase consideration in excess of fair value of net assets acquired	$1,664,309
To reverse existing OpenTable goodwill	(81,837)
Total adjustments to goodwill	$1,582,472

(d) Deferred income taxes (asset)	June 30, 2014 (000's)
To reverse deferred tax liability related to OpenTable's existing intangibles	$9,120
To record an estimated deferred tax asset on pre-combination service related to unvested OpenTable restricted stock units and non-qualified stock options ($11.5 million at estimated statutory tax rate of 38%)	4,370
Total adjustments to Deferred income taxes (asset)	$13,490

(e) Accrued expenses and other current liabilities	June 30, 2014 (000's)
Reclassification to Accrued expenses from Dining rewards payable to conform with The Priceline Group presentation	$43,359
Reclassification to Accrued expenses from Accrued compensation to conform with The Priceline Group presentation	5,187
Reclassification to Accrued expenses from Deferred revenue to conform with The Priceline Group presentation	1,805
Total adjustments to Accrued expenses and other current liabilities	$50,351

(f) Other long-term liabilities	June 30, 2014 (000's)
Reclassification to Other long-term liabilities from Income tax liabilities to conform with The Priceline Group presentation	$15,445
Reclassification to Other long-term liabilities from Deferred revenue - non-current to conform with The Priceline Group presentation	1,579
Total adjustments to Other long-term liabilities	$17,024

(g) Deferred income taxes (liability)	June 30, 2014 (000's)
To record an estimated deferred tax liability on the fair value of purchased intangibles (fair value of acquired intangibles of $1.125 billion at an estimated statutory tax rate of 38%)	$427,500

(h) Common stock	June 30, 2014 (000's)
To reverse $0.0001 par value common shares of OpenTable	$(3)

(i) Treasury stock	June 30, 2014 (000's)
To reverse treasury shares of OpenTable	$74,247

(j) Additional paid-in capital	June 30, 2014 (000's)
To reverse additional paid in capital of OpenTable	$(285,278)
To record value of pre-combination service on unvested stock awards	11,530
Total adjustments to Additional paid-in capital	$(273,748)

(k) Accumulated earnings	June 30, 2014 (000's)
To reverse accumulated earnings of OpenTable	$(40,168)

(l) Accumulated other comprehensive income	June 30, 2014 (000's)
To reverse accumulated other comprehensive income of OpenTable	$(3,013)

Statements of Operations

(m) Advertising - Online	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
Reclassification to Advertising-Online from Sales and marketing to conform with The Priceline Group presentation	$7,961	$8,123
Reclassification to Advertising-Online from Operations and support to conform with The Priceline Group presentation	1,854	2,640
Total adjustments to Advertising-Online expense	$9,815	$10,763

(n) Operations and support	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
Reclassification from Operations and support to Depreciation and amortization to conform with The Priceline Group presentation	$(11,513)	$(16,230)
Reclassification from Operations and support to Personnel to conform with The Priceline Group presentation	(8,475)	(16,262)
Reclassification from Operations and support to Sales and marketing to conform with The Priceline Group presentation	(3,443)	(5,840)
Reclassification from Operations and support to General and administrative to conform with The Priceline Group presentation	(2,285)	(4,526)
Reclassification from Operations and support to Information technology to conform with The Priceline Group presentation	(2,151)	(2,687)
Reclassification from Operations and support to Advertising - Online to conform with The Priceline Group presentation	(1,854)	(2,640)
Total adjustments to Operations and support expense	$(29,721)	$(48,185)

(o) Sales and marketing	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
Reclassification to Sales and marketing from Operations and support to conform with The Priceline Group presentation	$3,433	$5,840
Reclassification from Sales and marketing to Advertising-Online to conform with The Priceline Group presentation	(7,961)	(8,123)
Reclassification from Sales and marketing to Personnel to conform with The Priceline Group presentation	(15,034)	(26,116)
Total adjustments to Sales and marketing expense	$(19,562)	$(28,399)

(p) Personnel	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
Reclassification to Personnel from Sales and marketing to conform with The Priceline Group presentation	$15,034	$26,116
To record stock based compensation expense for unvested employee stock option and restricted stock awards as of the merger date (1)	12,829	40,325
Reclassification to Personnel from Information technology to conform with The Priceline Group presentation	9,937	13,748
Reclassification to Personnel from General and administrative to conform with The Priceline Group presentation	9,108	17,479
Reclassification to Personnel from Operations and support to conform with The Priceline Group presentation	8,475	16,262
To reverse stock based compensation expense recorded by OpenTable	(8,533)	(16,787)
Total adjustments to Personnel expense	$46,850	$97,143
(1) The fair value of the unvested stock option and restricted stock awards related to post-combination service at merger close that will be amortized to stock compensation expense after the merger was approximately $77 million, net of estimated forfeitures.

(q) General and administrative	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
Reclassification to General and administrative from Operations and support to conform with The Priceline Group presentation	$2,285	$4,526
Reclassification to General and administrative from Information technology to conform with The Priceline Group presentation	1,689	2,931
To reverse acquisition costs associated with acquisition of OpenTable by The Priceline Group	(9,344)	—
Reclassification from General and administrative to Personnel to conform with The Priceline Group presentation	(9,108)	(17,479)
Total adjustments to General and administrative expense	$(14,478)	$(10,022)

(r) Information technology	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
Reclassification to Information technology from Operations and support to conform with The Priceline Group presentation	$2,151	$2,687
Reclassification from Information technology to General and administrative to conform with The Priceline Group presentation	(1,689)	(2,931)
Reclassification from Information technology to Personnel to conform with The Priceline Group presentation	(9,937)	(13,748)
Total adjustments to Information technology expense	$(9,475)	$(13,992)

(s) Depreciation and amortization	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
To record amortization expense for newly identified intangible assets	$30,917	$61,833
Reclassification to Depreciation and amortization from Operations and support to conform with The Priceline Group presentation	11,513	16,230
To reverse amortization expense for existing OpenTable intangibles	(4,069)	(4,847)
Total adjustments to Depreciation and amortization expense	$38,361	$73,216

(t) Income tax (expense) benefit	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
To record the tax impact of net increase in amortization expense (total adjustments for amortization expense on intangibles of $30,917 and $61,833 for the six months ended June 30, 2014 and the year ended December 31, 2013 at an estimated statutory tax rate of 38.0%)	$11,748	$23,497
To record the net tax impact of stock based compensation related to unvested stock option awards as of the merger date for the six months ended June 30, 2014 and the year ended December 31, 2013 at an estimated statutory tax rate of 38.0%)	1,632	8,944
To reverse the tax benefit related to amortization expense on acquired intangibles	(1,546)	(1,842)
To reverse the tax benefit related to the reversal of acquisition costs	(4,018)	—
Total adjustments to Income tax (expense) benefit	$7,816	$30,599

(u) Shares outstanding	Six Months Ended June 30, 2014 (000's)	Year Ended December 31, 2013 (000's)
Basic
The Priceline Group weighted average number of shares outstanding	52,275	50,924
Pro forma weighted average number of basic common shares outstanding	52,275	50,924

Diluted
The Priceline Group weighted average number of shares outstanding	53,004	52,413
Dilutive effect of the outstanding OpenTable equity replacement awards	50	12
Pro forma weighted average number of diluted common shares outstanding	53,054	52,425